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                                                                      EXHIBIT 24




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11890) pertaining to the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan of our report dated June 23, 1999, with respect to the financial statements and schedules of the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP






Chicago, Illinois
June 23, 1999